Exhibit 99.2 NASDAQ: TIPT INVESTOR PRESENTATION - 2018 March 2019 Financial information for year ended December 31, 2018

DISCLAIMERS LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix. 1

OVERVIEW & FINANCIAL RESULTS Key Highlights

OVERVIEW 2018 Financials 2018 performance objectives Revenue Grow insurance business while maintaining strong underwriting performance þ Gross written premiums of $868.1m, up 13.0%, with net written premiums of $466.8m, million $625.8 up 11.7%, driven by growth in credit and other specialty products 7.6% vs. prior year þ Insurance Operating EBITDA of $64.5m, up 21.0% from prior year þ Stable combined ratio of 92.5% demonstrates our continued focus on underwriting profitability Net income1 Re-positioned investments within Tiptree Capital $29.9 million þ Sold our real estate investments to Invesque in exchange for a net 16.6m shares of vs. prior year of $5.2 million common stock, which resulted in an increase to book value of $1.16 per share þ Increased exposure to real assets sector with $50m investment in shipping þ In 2019, began re-positioning our asset management platform by agreeing to invest $75m to seed 2 Operating EBITDA new investment funds in exchange for management control and a profit participation in Tricadia $54.9 million Generate enhanced risk-adjusted long-term returns for shareholders vs. prior year of $60.9 million þ Total year-over-year return of 9.6%3, including $19.2m returned to shareholders through buy-backs and dividends Book Value • Repurchased 2,177,235 shares for $14.2m in 2018 and 1,472,730 shares for 2 per share $9.1m in year-to-date 2019 at an average 40% discount to book $10.79 • 2018 dividends paid of $0.135 per share, an increase of 12.5% from 2017 8.2% vs. 12/31/17 1 Net income before non-controlling interests which Includes continuing and discontinued operations. 2 For a reconciliation of Non-GAAP metrics Operating EBITDA and book value per share to GAAP financials, see the Appendix. 3 Total return per share for the year ended December 31, 2018 defined as cumulative dividends paid of $0.135 per share plus growth in book value per share from December 31, 2017. 3

FINANCIAL RESULTS

($ in millions, except per share information)

Consolidated financial metrics

	2017	2018	V%
Total Revenues	$ 581.8	$ 625.8	7.6 %
Net income (loss) before NCI	$ 5.2	$ 29.9	475.0 %
Diluted EPS	$ 0.11	$ 0.69	527.3 %
Operating EBITDA[1]	$ 60.9	$ 54.9	(9.9)%
Adjusted EBITDA[1]	$ 38.0	$ 28.8	(24.2)%
Total shares outstanding	37.9	35.9	(5.3)%
Book Value per share[1]	$ 9.97	$ 10.79	8.2 %
Dividends paid	$ 0.12	$ 0.135	12.5 %

Key drivers

Highlights:

- Pre-tax gain of $57.5 million from sale of Care
- Growth in insurance underwriting results
- Consistent earnings from dividends and management fees

Challenges:

- Unrealized mark-to-market investment losses (incl. Invesque)
- Reduced earnings from decreased exposure to investments in credit related assets

2018 Operating EBITDA to Pre-tax Income Bridge



$(20.7) - Invesque unrealized marks
$(5.9) - Equities (non-Invesque)
$(6.9) - Loan unrealized marks
$(1.3) - Other
$54.9
$57.5
$(34.8)
$(12.5)
$(18.2)
$(6.7)
$(2.5)
$37.7
Operating EBITDA
Care Gain (DiscOps)
Unrealized & Realized Losses[2]
Depreciation & Amortization
Corporate Interest Expense
Stock Based Compensation
Transaction Costs/other
Total Pre-tax Income (Loss)[3]

1 See the appendix for a reconciliation of Non-GAAP metrics including Operating EBITDA, Adjusted EBITDA and Book Value per share.
2 Excludes Care Gain, and excludes Mortgage realized and unrealized gains and losses - Performing and NPLs.
3 Includes continuing and discontinued operations.

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CAPITAL ALLOCATION

($ in millions, except per share information)

Business Lines	Tiptree Equity 2018	BVPS[1] 2018	Total Capital[1] 2018	Operating EBITDA[1] 2018
Specialty Insurance[2]	$ 249.1	$ 6.94	$ 456.3	$ 64.5
- Underwriting	Reduced by $64.5m of acquisition purchase price amortization (or $1.21 per share after-tax)			45.9
- Investments				18.6
Tiptree Capital	$ 182.0	$ 5.07	$ 182.0	$ 13.7
- Asset mgmt fees, net ($1.5B AUM)	—	—	—	2.1
- Real Assets (incl. Invesque)	154.0	4.29	154.0	9.0
- Other investments	28.0	0.78	28.0	2.6
Corporate[2,4]	$ (44.1)	$ (1.23)	$ 28.2	$ (23.3)
- Corporate expenses				(16.6)
- Corporate incentive comp expense[5]				(6.7)
Total Tiptree	$ 387.1	$ 10.79	$ 666.5	$ 54.9
- Total shares outstanding				35.9

2018 Highlights

Operating EBITDA return on avg total capital of 8.4%
- Specialty Insurance: 14.4%
- Tiptree Capital: 8.0%

Specialty Insurance:
- Insurance Operating EBITDA of $64.5m, up 21.0% from growth across all product lines
- Improved net investment income as the Insurance portfolio grows

Tiptree Capital:
- Reduced Operating EBITDA associated with divested assets (primarily distributions from credit investments)
- Declines in mortgage origination volumes and margins as interest rates rise
- Investment of $50m into vessels in the second half of 2018

Corporate:
- Expenses flat as infrastructure stabilized

1 See the appendix for a reconciliation of Non-GAAP metrics including Book value per share (BVPS), Total Capital and Operating EBITDA.
2 Total Capital adds-back $160m Corporate Debt at Insurance Company ($13.1m interest expense in 2018) and $72m Corporate Debt at Corporate ($5.0m interest expense in 2018)
3 Includes Operating EBITDA from Siena Capital, Luxury Mortgage and CLO subordinated note investments which were sold in 2017.
4 Includes $27.7m cash at HoldCo which does not include available liquidity at subsidiaries.
5 Corporate incentive compensation expense includes final payment of $1.7m pursuant to a separation agreement dated November 10, 2015

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SPECIALTY INSURANCE

FINANCIAL PERFORMANCE HIGHLIGHTS

($ in millions)

Financial metrics

	2017	2018	Variance
Gross Written Premiums	$ 768.3	$ 868.1	$ 99.8
Revenue	$ 479.0	$ 549.9	$ 70.9
Pre-tax income	$ 5.4	$ 18.6	$ 13.2
Operating EBITDA[1]	$ 53.3	$ 64.5	$ 11.2
Net portfolio income[1]	$ (6.8)	$ 2.8	$ 9.6
Combined ratio[1]	92.9%	92.5%	(0.4)%
Total Capital[1]	$ 441.3	$ 456.3	$ 15.0
Unearned premiums & Deferred revenue	$ 560.2	$ 675.2	$ 115.0

Insurance products



Operating EBITDA[1]
Net Written Premiums
Underwriting Margin[1]
Investments
Insurance underwriting
$53.3
15.6
37.7
$64.5
18.6
45.9
$418.0
28.8
60.3
328.9
$466.8
51.0
61.0
354.8
$113.4
10.5
9.8
25.7
67.4
$127.8
9.1
13.1
28.6
77.0
Services/other
Programs
Warranty
Credit protection
2017
2018
2017
2018
2017
2018

2018 highlights & outlook

1. Continuing to expand product offerings with a focus on growth in written premiums and stable profitability
   - $675m of unearned premiums and deferred revenue, representing 20.5% year-over-year growth
   - Net written premiums grew year-to-date by $48.8m, or 11.7% driven by growth in credit and specialty programs
   - Improved our combined ratio by 40 basis points
2. Produced stable underwriting results which were partially offset by continued investments in strategic growth initiatives
   - Underwriting margin of $127.8m, up 12.7%, driven by strong performance across all products
   - Other expenses increased by $3.3m as we make additional investments in our product offerings
3. Improvements in investment portfolio impacted by:
   - Year-to-date net investment income of $19.2 million
   - Partially offset by unrealized mark-to-market losses

1 See the appendix for a reconciliation of Non-GAAP measures underwriting margin, combined ratio, Operating EBITDA and Investment Net portfolio income to GAAP financials.

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INVESTMENT PORTFOLIO ($ in millions) Net Investments1 Investment approach $463.2 180.5.0 We actively manage our investment portfolio to achieve a balance of: 29.4 Other $396.4 • Short-term liquidity to cover current claims obligations 15.4 $358.0 78.4 Real Estate 4.0 35.3 • Enhanced risk-adjusted returns through selective alternative 23.6 25.5 Equities investments with a focus on longer-term higher yielding assets 48.6 53.3 83.9 Loans2 103.9 Cash & cash 53.9 equivalents3 Highlights Available for sale 31.7 Securities 283.6 • Net investment portfolio grew $66.8 million, or 16.9% from 2017 182.4 • Rising interest rates have contributed increased interest income 146.2 • Volatile equity markets led to unrealized losses in our equity positions 2016 2017 2018 Financials • $6.9m of unrealized losses on credit investments, primarily a $ 10.0 $ (22.3) $ (17.7) Unrealized gains (losses) result of the December 2018 market decline 4.7 5.8 5.6 Realized gains (losses) 13.0 16.3 19.2 Net investment income (3.1) (6.6) (4.7) Interest expense $ 24.6 $ (6.8) $ 2.4 Net Portfolio Income 8.0% (1.9)% 0.6% Average Annualized Yield4 Equity realized & unrealized $7.3 $(23.8) $(9.4) gains (losses) 1 See the appendix for a reconciliation of Non-GAAP measures Net Investments and Net Portfolio Income to GAAP financials. 2 Net of non-recourse asset based financing. 3 Cash and cash equivalents, plus restricted cash, net of due to/due from brokers. See appendix for reconciliation to GAAP financials. 4 Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior five quarters total investments less investment portfolio debt plus cash. 8

TIPTREE CAPITAL

FINANCIAL PERFORMANCE HIGHLIGHTS

($ in millions)

Invested Capital[1]



$210.1
36.7
74.6
98.8
Q4'15
$1.9
$161.8
37.3
119.5
5.0
2017
$1.6
$182.0
27.1
105.3
48.7
0.9
2018
$1.5
Specialty finance & Other
Invesque/Care[3,4]
Dry-bulk shipping
CLOs & credit investments
Fee-earning AUM ($B)[2]

Return on Invested Capital[1]

	Pre-tax income		Operating EBITDA	
	2017	2018	2017	2018
Asset mgmt fees, net	$3.5	$2.1	$3.5	$2.1
Credit investments	10.7	(0.6)	6.9	0.8
Real assets[3,4]	(6.2)	47.9	9.2	9.0
Specialty finance/other	6.1	0.3	10.2	1.8
Total	$14.1	$49.7	$29.8	$13.7

Recent developments & outlook

- Continued reducing our exposure to credit markets which we began in 2017
- Increased our exposure to real assets with $50 million deployed into shipping sector

2018 financial highlights

Asset Management: AUM remains stable at $1.5B

- In late 2017 and Q1'18, we extended and re-priced three CLOs
- Reduced incentive fees on older vintage CLOs have driven decline in pre-tax income

Credit Investments: Distributions and investment gains decreased as we actively reduced our exposure to certain credit investments

Real Assets (Invesque): Operating EBITDA flat to prior year driven by dividends from Invesque

- Care gain (including $10.7m contingent gain in Dec'18), partially offset by unrealized losses on Invesque shares drove pre-tax income

Specialty finance/other: Margin compression from recent interest rate increases had a negative impact on year-over-year Operating EBITDA at our mortgage operations

1 See the appendix for a reconciliation of Operating EBITDA and Invested Capital to GAAP financials.
2 AUM is estimated and unaudited. Consists of NOPCB for CLOs, excludes Credit Opportunities Fund as it was not earning third party fees as of 12/31/2018.
3 Includes discontinued operations related to Care. For more information, see "—FN 4 Dispositions, Assets Held for Sale and Discontinued Operations."
4 16.6m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value less restriction discount - $113.1 million, $93.6 million in Tiptree Capital plus $10.7m receivable for contingent asset sales.

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OUTLOOK ($ in millions) 2018 Highlights Book value per share1 ü 2018 total shareholder return of 9.6%2, including $19.2 million returned through buy-backs and dividends $9.97 $10.79 ü Continued execution on our growth initiatives in our insurance operations ü Re-positioned investments within Tiptree Capital ü Simplified corporate structure 2017 2018 Looking ahead 1 Operating EBITDA •1 Continue to focus on organic growth initiatives $60.9 – Growth in written premiums while maintaining underwriting standards $54.9 •2 Actively seek acquisition opportunities •3 Focus on growing and improving long-term, net investment income •4 Continue to broaden investor awareness of Tiptree 2017 2018 1 See the appendix for a reconciliation of Book value per share and Operating EBITDA to GAAP financials. 2 Total return per share for the year ended December 31, 2018 defined as cumulative dividends paid of $0.135 per share plus growth in book value per share from December 31, 2017. 11

APPENDIX

NON-GAAP RECONCILIATIONS Operating EBITDA and Adjusted EBITDA Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as it is frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements. Adjusted EBITDA represents EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) adjust for certain non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Invested Capital and Total Capital Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested Capital represents its total equity investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting cash, and evaluating the relative performance of its businesses and investments. Insurance - Underwriting Margin We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients’ choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - Underwriting Margin. Insurance - Combined Ratio Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business. Insurance Investment Portfolio - Net Investments and Net Portfolio Income In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income. 13

NON-GAAP RECONCILIATIONS - EBITDA, ADJUSTED & OPERATING EBITDA

($ in thousands)

	Year Ended December 31, 2018	2017	2016
Net income (loss) attributable to Common Stockholders	$ 23,933	$ 3,604	$ 25,320
Add: net (loss) income attributable to noncontrolling interests	5,950	1,630	7,018
Less: net income from discontinued operations	43,770	(3,998)	(4,287)
Income (loss) from continuing operations	$ (13,887)	$ 9,232	$ 36,625
Corporate Debt related interest expense[(1)]	18,162	12,838	10,518
Consolidated income tax expense (benefit)	(5,909)	(12,562)	12,515
Depreciation and amortization expense[(2)]	11,614	12,408	9,248
Non-cash fair value adjustments[(3)]	(391)	3,547	1,277
Non-recurring expenses[(4)]	2,358	1,944	(1,736)
Adjusted EBITDA from continuing operations	$ 11,947	$ 27,407	$ 68,447
Add: Stock-based compensation expense	6,657	6,559	2,584
Add: Vessel depreciation, net of capital expenditures	898	—	—
Less: Realized and unrealized gain (loss)[(5)]	(34,817)	(18,591)	18,133
Less: Third party non-controlling interests[(6)]	—	851	1,420
Operating EBITDA from continuing operations	$ 54,319	$ 51,706	$ 51,478
Income (loss) from discontinued operations	$ 43,770	$ (3,998)	$ (4,287)
Consolidated income tax expense (benefit)	13,714	(2,224)	(1,537)
Consolidated depreciation and amortization expense	—	15,645	14,166
Non-cash fair value adjustments[(3)]	(40,672)	—	—
Non-recurring expenses[(4)]	—	1,158	2,127
Adjusted EBITDA from discontinued operations	$ 16,812	$ 10,581	$ 10,469
Less: Realized and unrealized gain (loss)[(5)]	16,188	—	—
Less: Third party non-controlling interests[(6)]	—	1,415	1,400
Operating EBITDA from discontinued operations	$ 624	$ 9,166	$ 9,069
Total Adjusted EBITDA	$ 28,759	$ 37,988	$ 78,916
Total Operating EBITDA	$ 54,943	$ 60,872	$ 60,547

(1) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(2) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(3) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.

(5) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

(6) Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

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NON-GAAP RECONCILIATIONS - ADJUSTED AND OPERATING EBITDA

	Year Ended December 31, 2018			
($ in thousands)	Specialty Insurance	Tiptree Capital [1]	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ 18,560	$ (7,805)	$ (30,551)	$ (19,796)
Pre-tax income/(loss) from discontinued ops	—	57,484	—	57,484
Adjustments:				
Corporate Debt related interest expense[2]	13,149	—	5,013	18,162
Depreciation and amortization expenses[3]	9,796	1,570	248	11,614
Non-cash fair value adjustments[4]	66	(41,129)	—	(41,063)
Non-recurring expenses[5]	3,159	—	(801)	2,358
Adjusted EBITDA	$ 44,730	$ 10,120	$ (26,091)	$ 28,759
Add: Stock-based compensation expense	3,759	126	2,772	6,657
Add: Vessel depreciation, net of capital expenditures	—	898		898
Less: Realized and unrealized gain (loss)[6]	(16,047)	(2,582)	—	(18,629)
Less: Third party non-controlling interests[7]	—	—	—	—
Operating EBITDA	$ 64,536	$ 13,726	$ (23,319)	$ 54,943

	Year Ended December 31, 2017			
($ in thousands)	Specialty Insurance	Tiptree Capital [1]	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ 5,404	$ 20,336	$ (29,070)	$ (3,330)
Pre-tax income/(loss) from discontinued ops	—	(6,222)	—	(6,222)
Adjustments:				
Corporate Debt related interest expense[2]	8,026	—	4,812	12,838
Depreciation and amortization expenses[3]	11,366	16,439	248	28,053
Non-cash fair value adjustments[4]	508	3,039	—	3,547
Non-recurring expenses[5]	1,657	1,837	(392)	3,102
Adjusted EBITDA	$ 26,961	$ 35,429	$ (24,402)	$ 37,988
Add: Stock-based compensation expense	3,934	$ 453	2,172	6,559
Less: Realized and unrealized gain (loss)[6]	(22,415)	3,824	—	(18,591)
Less: Third party non-controlling interests[7]	—	2,266	—	2,266
Operating EBITDA	$ 53,310	$ 29,792	$ (22,230)	$ 60,872

(1) Includes discontinued operations related to Care. For more information, see "Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations."

(2) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.

(6) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

(7) Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

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NON-GAAP RECONCILIATIONS - ADJUSTED AND OPERATING EBITDA

($ in thousands)	Specialty Insurance	Tiptree Capital [1]	Corporate Expenses	Total
	Year Ended December 31, 2016			
Pre-tax income/(loss) from continuing ops	$ 46,804	$ 37,142	$ (34,806)	$ 49,140
Pre-tax income/(loss) from discontinued ops	—	(5,824)	—	(5,824)
Adjustments:				—
Corporate Debt related interest expense[2]	5,592	196	4,730	10,518
Depreciation and amortization expenses[3]	8,130	15,036	248	23,414
Non-cash fair value adjustments[4]	—	2,693	—	2,693
Non-recurring expenses[5]	—	711	(1,736)	(1,025)
Adjusted EBITDA	$ 60,526	$ 49,954	$ (31,564)	$ 78,916
Add: Stock-based compensation expense	1,108	208	1,268	2,584
Less: Realized and unrealized gain (loss)[6]	12,300	5,833	—	18,133
Less: Third party non-controlling interests[7]	—	2,820	—	2,820
Operating EBITDA	$ 49,334	$ 41,509	$ (30,296)	$ 60,547

(1) Includes discontinued operations related to Care. For more information, see "Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations."

(2) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.

(6) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

(7) Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - BVPS, INVESTED AND TOTAL CAPITAL

Management uses Book value per share, which is a non-GAAP financial measure. Prior to April 10, 2018, book value per share assumes full exchange of the limited partners units of TFP for Common Stock. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share was $10.79 as of December 31, 2018 compared with book value per share, as exchanged, of $9.97 as of December 31, 2017. Total stockholders' equity, net of other non-controlling interests for the Company was $387.1 million as of December 31, 2018, which comprised total stockholders' equity of $399.3 million adjusted for $19.2 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and management interests in subsidiaries. Total stockholders' equity, net of other non-controlling interests for the Company was $377.6 million as of December 31, 2017, which comprised total stockholders' equity of $396.8 million adjusted for $19.2 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company.

($ in thousands, except per share information)

	As of December 31,					
		2018		2017		2016
Total stockholders' equity	$	399,259	$	396,774	$	390,144
Less non-controlling interest - other		12,158		19,203		20,636
Total stockholders' equity, net of non-controlling interests - other	$	387,101	$	377,571	$	369,508
Total Common shares outstanding		35,870		29,805		28,388
Total Class B shares outstanding		—		8,049		8,049
Total shares outstanding		35,870		37,854		36,437
Book value per share[(1)]	$	10.79	$	9.97	$	10.14

(1) For periods prior to April 10, 2018, book value per share assumes full exchange of the limited partners units of TFP for Common Stock.

Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting distributable cash flow, and evaluating the relative performance of its businesses and investments.

($ in thousands)

	As of December 31,					
		2018		2017		2016
Total stockholders' equity	$	399,259	$	396,774	$	390,144
Less non-controlling interest - other		12,158		19,203		20,636
Total stockholders' equity, net of non-controlling interests - other	$	387,101	$	377,571	$	369,508
Plus Specialty Insurance accumulated depreciation and amortization, net of tax		43,228		36,088		28,497
Plus Care accumulated depreciation and amortization - discontinued operations, net of tax and NCI		—		30,521		21,528
Plus acquisition costs		4,161		8,427		7,311
Invested Capital	$	434,490	$	452,607	$	426,844
Plus corporate debt		232,090		188,500		199,000
Total Capital	$	666,580	$	641,107	$	625,844

(1) As of December 31, 2018, add-back of $64.5 million of accumulated intangible amortization at Fortegra. On as exchanged basis, assumes 35% tax rate on total accumulated amortization before 2018 and 21% post 2018.
(2) Add-back acquisition costs associated with acquiring Fortegra, Care senior living properties and Reliance net of Care NCI (86.6% ownership) and 35% tax rate.
(3) Corporate debt consists of Secured Corporate Credit Agreements, plus preferred trust securities.

TiptreeInc.
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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table provides a reconciliation between underwriting margin and pre-tax income. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - Underwriting Margin.

Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

($ in thousands)	Year Ended December 31,		
Revenues:	2018	2017	2016
Net earned premiums	$ 427,837	$ 371,700	$ 229,436
Service and administrative fees	102,315	95,160	109,348
Ceding commissions	9,651	8,770	24,784
Other income	2,554	3,552	2,859
Underwriting Revenues - Non-GAAP	$ 542,357	$ 479,182	$ 366,427
Less underwriting expenses:			
Policy and contract benefits	152,095	123,959	106,784
Commission expense	262,460	241,835	147,253
Underwriting Margin - Non-GAAP	$ 127,802	$ 113,388	$ 112,390
Less operating expenses:			
Employee compensation and benefits	45,838	41,300	37,937
Other expenses	41,940	38,596	32,964
Combined Ratio	*92.5%*	*92.9%*	*87.9%*
Plus investment revenues:			
Net investment income	19,179	16,286	12,981
Net realized and unrealized gains	(11,664)	(16,503)	14,762
Less other expenses:			
Interest expense	18,201	15,072	9,244
Depreciation and amortization expenses	10,778	12,799	13,184
Pre-tax income (loss)	$ 18,560	$ 5,404	$ 46,804

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The investment portfolio consists of assets contributed by Tiptree, cash generated from operations, and from insurance premiums written. The investment portfolio of our regulated insurance companies, captive reinsurance company and warranty business are subject to different regulatory considerations, including with respect to types of assets, concentration limits, affiliate transactions and the use of leverage. Our investment strategy is designed to achieve attractive risk-adjusted returns across select asset classes, sectors and geographies while maintaining adequate liquidity to meet our claims payment obligations.

In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income.

($ in thousands)

	As of December 31,		
	2018	2017	2016
Total Investments	$ 489,980	$ 454,032	$ 472,800
Investment portfolio debt [1]	(80,026)	(111,459)	(146,544)
Cash and cash equivalents	50,647	38,095	26,020
Restricted cash [2]	2,873	24,219	12,133
Receivable due from brokers [3]	299	259	2,027
Liability due to brokers [3]	(486)	(8,669)	(8,457)
Net investments - Non-GAAP	$ 463,287	$ 396,477	$ 357,979

($ in thousands)

	Year Ended December 31,		
	2018	2017	2016
Net investment income	$ 19,179	$ 16,286	$ 12,981
Realized gains (losses)	5,600	5,815	4,720
Unrealized gains (losses)	(17,264)	(22,318)	10,042
Interest expense	(4,696)	(6,625)	(3,155)
Net portfolio income (loss)	$ 2,819	$ (6,842)	$ 24,588
Average Annualized Yield % [4]	0.7%	(1.9)%	8.0%

(1) Consists of asset-based financing on loans, at fair value including certain credit investments and NPLs, net of deferred financing costs, see Note 11 - Debt, net for further details.
(2) Restricted cash available to invest within certain credit investment funds which are consolidated under GAAP.
(3) Receivable due from and Liability due to brokers for unsettled trades within certain credit investment funds which are consolidated under GAAP.
(4) Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior two quarters (five quarters for trailing twelve months) total investments less investment portfolio debt plus cash.

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